SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between David Henry (“Employee”) and NETGEAR, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee signed an At-Will Employment, Confidential Information, Invention Assignment Agreement (“Confidentiality Agreement”), as well as a Mutual Arbitration Agreement with the Company (“Arbitration Agreement”), each of which is hereby survived and incorporated by reference;

WHEREAS, the Company and Employee have entered into a Change of Control and Severance Agreement dated 27th August, 2018 (the “Severance Agreement”), which provides for severance of twelve (12) months and other consideration upon execution, without revocation, of a Release presented to Employee as provided in the Severance Agreement (with Employee’s acknowledgement that this Separation Agreement and Release is provided in accordance with and subject to that Severance Agreement);

WHEREAS, the Employee will separate from employment with the Company effective December 31, 2024 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

1.
Consideration.
a.
Payment. The Company agrees to pay Employee a lump sum equivalent to Twelve (12) months of Employee’s base salary, for a total of Five Hundred and Fifty Thousand Dollars ($550,000), less applicable withholding. This payment will be made to Employee within ten (10) business days after the Effective Date of this Agreement. Employee acknowledges and agrees that the consideration provided hereunder fully satisfies any obligation that the Company had to pay Employee wages or any other compensation for any of the services that Employee rendered to the Company, and that the amount paid is in excess of any disputed wage claim, if any, that Employee may have.

b.
2H 2024 Bonus Equivalent. As an additional consideration for the Release and his contributions to the Company through the end of 2024, the Company agrees to pay Employee his 2H 2024 Bonus at the same time all other qualifying employees are issued the same. Employee’s 2H 2024 Bonus entitlement shall be determined by the Company in its sole discretion.
c.
COBRA Reimbursement. Employee shall have the option to continue medical, dental and/or vision insurance coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Igoe Administrative Services, our COBRA plan administrator, will send Employee a separate notice describing rights and obligations under

COBRA, including an enrollment form. Employee will remit COBRA enrollment form and premiums directly to Igoe Administrative Services. If Employee properly and timely elects continuation of benefits and submits evidence of payment to the Company, the Company agrees to reimburse Employee for twelve (12) months of COBRA premiums. Thereafter, Employee shall be entitled to elect to continue COBRA coverage for the remainder of the COBRA period, at

Employee’s own expense.

d.
Accelerated Vesting. Provided that Employee timely executes and does not revoke this Separation and Release Agreement, Employee’s unvested time-based RSUs shall accelerate as of the Separation Date in accordance with the terms and conditions of the Severance

Agreement, as to that portion of the awards that would have otherwise vested in accordance with the vesting schedules applicable thereto, as if Employee had continued providing services as an employee of the company until the twelve (12) month anniversary of the Separation Date. This includes Employee’s unvested performance-based RSU’s that have achieved the applicable performance metrics as of his last day of employment and are set to thus vest in the 12 months following Employee’s Separation Date. For the avoidance of doubt, the Parties acknowledge that any other unvested time and performance-based RSUs granted to Employee by the Company shall otherwise not vest and shall terminate as of the Separation Date.

2.
Benefits. Employee’s health insurance benefits shall cease on the last day of the month of the Separation Date, subject to Employee’s right to continue health insurance coverage under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, equity vesting, and the accrual of bonuses, vacation, and paid time off, shall cease as of the Separation Date.
3.
Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. Employee further acknowledges and represents that Employee has received any leave to which Employee was entitled or which Employee requested, if any, and that Employee did not sustain any workplace injury, during Employee’s employment with the Company.
4.
Release of Claims. Employee agrees that this shall be deemed a negotiated agreement and that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.
any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.
any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.
any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.
any and all claims for violation of any federal law, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the Uniformed Services Employment and Reemployment Rights Act;
e.
any and all claims for violation of any state or municipal law or statute (in each case, to the extent applicable), including, but not limited to:
i.
the California Family Rights Act, California Fair Employment and Housing Act, California Civil Code, California Labor Code (except as prohibited by law), Unruh Civil Rights Act, California Fair Pay Act, California Pregnancy Disability Leave Law, California WARN Act;

ii.
Delaware Discrimination in Employment Act, Delaware Persons with Disabilities Employment Protections Act, Delaware Whistleblower’s Protection Act, Delaware Wage Payment and Collection Act, Delaware Fair Employment Practices Act,

provided, however, that nothing in this agreement shall be construed as a requirement for or condition to any payment due under the Wage Payment and Collection Act, Delaware Social Media Law, Delaware Minimum Wage Act;

iii.
Florida Civil Rights Act, Florida Omnibus AIDS Act, Florida Wage Discrimination Law, Florida Educational Equity Act, Florida Discrimination Against Military Personnel Law, Florida Workers Compensation Act Retaliation Provision, Florida Fair Housing Act, Florida False Claims Act Retaliation Provision, Florida Whistleblower Protection Act, Florida Minimum Wage Act, Fla. Const. art. X, § 24;
iv.
Georgia Fair Employment Practices Act, Georgia Equal Pay Act, Georgia Prohibition of Age Discrimination in Employment Law, Georgia Equal Employment for Persons with Disabilities Code, Georgia Right to Arbitration for Sex Discrimination Claims, Georgia Constitution;

v.
Nevada Fair Employment Practices Act (including age and sexual harassment claims, claims related to false pretenses, blacklisting, grafting, kickbacks, or lie detectors), Nevada Paid Leave Law, Waivable claims under Nev. Rev. Stat. Ann. § 608.250, Nev. Rev.

Stat. Ann. § 613.010, Nev. Rev. Stat. Ann. § 613.210, Nev. Rev. Stat. Ann. § 613.110, Nev. Rev. Stat. Ann. § 613.120, Nev. Rev. Stat. §§ 613.440 – 613.510;
vi.
New Jersey Law Against Discrimination, New Jersey Equal Pay Act, New Jersey Civil Rights Law, New Jersey Security and Financial Empowerment Act, New Jersey Conscientious Employee Protection Act, New Jersey Family Leave Act, New Jersey Earned Sick Leave, New Jersey Wage and Hour Law, New Jersey Wage Payment Law, New Jersey WARN Laws, New Jersey Workers’ Compensation Law Retaliation Provisions, New Jersey Family Leave Insurance Provisions of the New Jersey Temporary Disability Benefits Law;
vii.
Texas Health & Safety Code, Chapter 21 of the Texas Human Resource Code, Texas Equal Pay Law, Texas Deceptive Trade Practices Act, Texas Labor Code (specifically including Texas Payday Law, Texas Anti-Retaliation Act and Texas Whistleblower Act);

viii.
Utah Antidiscrimination Act, Utah Genetic Testing Privacy Act, Utah Occupational Safety and Health Act, Utah Employment Relations and Collective Bargaining Act, Utah Right to Work Law, Title 34 of the Utah Code, including without limitation, Utah Drug and Alcohol Testing Act, Utah Protection of Activities in Private Vehicles Act, Utah Employment Selection Procedures Act, Utah’s Local Government Entity/Drug-Free Workplace Policies Act, Utah Minimum Wage Act, Utah Internet Employment Privacy Act, Utah Constitution;

ix.
Virginians with Disabilities Act, Virginia Human Rights Act, Virginia Equal Pay Act, Virginia Genetic Testing Law, Virginia Right-to-Work Law, Virginia Occupational Safety and Health Act, Virginia Fraud Against Taxpayers Act, Virginia Minimum Wage Act (to the extent permissible), Virginia Payment of Wage Law (to the extent permissible); and

x.
Washington Law Against Discrimination, Washington Age Discrimination Law, Washington Equal Pay Law, Washington Sex Discrimination Law, Washington Family Leave Act (to the extent permissible), Washington Family Care Act, Washington Genetic Testing Protection Law, Washington Whistleblower Protection Law, Washington Wage, Hour, and Working Conditions Law, Washington Wage Payment Law, Washington Minimum Wage Act, Washington Industrial Welfare Act, Washington Social Media Privacy Law, Washington Domestic Violence Leave Act, Washington Military Family Leave Act, Washington Paid Sick Leave Act, Wash. Rev. Code Ann. §§ 49.12.460 (leave for certain emergency services personnel);

f.
any and all claims for violation of any law, amendment, directive, order, and/or regulation enacted in response to the COVID-19 pandemic, each to the maximum extent permitted by law, and each as amended from time to time;
g.
any and all claims for violation of the federal or any state constitution;

h.
any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

i.
any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

j.
any and all claims for attorneys’ fees and costs.

Notwithstanding the foregoing general releases, Employee acknowledges that Employee has not made any claims or allegations related to sexual harassment or sexual abuse, and none of the payments set forth as consideration in this Agreement are related to sexual harassment or sexual abuse.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. Although this is a general release, it does not apply to:

(i) any unemployment insurance claim; (ii) any workers’ compensation insurance benefits to the extent any applicable state law prohibits the direct release of such benefits without judicial or agency approval, with the understanding that such benefits, if any, would only be payable in accordance with the terms of any workers’ compensation coverage or fund of the Company; (iii) continued participation in certain benefits under COBRA (and any state law counterpart), if applicable; (iv) any benefit entitlements vested as of Employee’s last day of employment, pursuant to written terms of any applicable employee benefit plan sponsored by the Company; (v) any claims that cannot be waived as a matter of law; or (vi) claims that arise after Employee signs this Agreement. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

5.
Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has until the later of (i) five (5) business days following the Separation Date or (ii) sixty (60) days after receipt of this Agreement within which to consider this Agreement; (c) Employee has seven (7)

days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 60-day period identified above (but in any event on or after the Separation Date), Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the 60-day period.

6.
Unknown Claims. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder (if applicable), as well as under any other statute or common law principles of similar effect.

7.
No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. Notwithstanding, nothing herein prevents any actions or disclosures expressly allowed by the Permitted Disclosures and Actions provision set forth below.

8.
No Right to Employment/Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re- employment with the Company. Employee further agrees that if Employee wishes to apply for employment with the Company in the future, Employee will provide written notice that Employee will apply to the Company’s then-current Chief Legal Officer or General Counsel.
9.
Confidentiality. Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this

Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s legal counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, subject to such parties agreeing to maintain such information as confidential, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information. Nothing in this Confidentiality provision, or this Agreement generally, (a) restricts Employee from making statements to co-workers, former co-workers, or any third party to the extent protected by the National Labor Relations Act (“NLRA”); (b) denies Employee the right to disclose information about unlawful acts in the workplace, including, but not limited to, sexual harassment, sexual assault, discrimination, or any other conduct that Employee has reason to believe is unlawful; or (c) waives Employee’s right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or sexual harassment, sexual assault, discrimination, or any other conduct that Employee has reason to believe is unlawful when Employee has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, or as otherwise allowed by the Permitted Disclosures and Actions provision.

10.
Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company.

11.
DTSA Notice. Federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances. Specifically, federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions: (a) Where the disclosure is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) Where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. See 18 U.S.C. § 1833(b)(1)). Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. See 18 U.S.C. § 1833(b)(2). Nothing in this Agreement is intended in any way to limit such statutory rights.

12.
Permitted Disclosures and Actions. This Agreement does not prohibit or restrict Employee, the Company, or the other Releasees from: (i) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful, including, but not limited to, harassment, retaliation, discrimination, or factual information related to any claims for sexual assault or under applicable law; (ii) initiating communications directly with, filing any charge or complaint with, cooperating with, providing relevant information, or otherwise assisting in an investigation by (A) the SEC, or any other governmental, regulatory, or legislative body regarding a possible violation of any federal law; or (B) the Equal Employment Opportunity Commission (“EEOC”), Department of Labor (“DOL”), National Labor Relations Board (“NLRB”), or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws, or as compelled or requested by lawful process; (iii) responding to any inquiry from any such governmental, regulatory, or legislative body or official or governmental authority, including an inquiry about the existence of this Agreement or its underlying facts or circumstances; or (iv) participating, cooperating, testifying, or otherwise assisting in any governmental action, investigation, or proceeding relating to a possible violation of any such law, rule or regulation.

13.
No Cooperation. Except as expressly allowed by the Permitted Disclosures and Actions provision set forth above, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

14.
Defamation. Except to the extent allowed under the Permitted Disclosures and

Actions provision, Employee agrees to refrain from any defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of the Releasees, and to refrain from making any reckless or maliciously false statements to any person or entity concerning the Company’s products, services or programs; or its business affairs, operation, management and financial condition; or the circumstances surrounding Employee’s employment and/or separation from employment from the Company. Nothing in this Defamation provision, or this Agreement generally, (a) restricts Employee from making statements to co- workers, former co-workers, or any third party to the extent protected by the National Labor

Relations Act (“NLRA”); (b) denies Employee the right to disclose information about unlawful acts in the workplace, including, but not limited to, sexual harassment, sexual assault, discrimination, or any other conduct that Employee has reason to believe is unlawful; or (c) waives Employee’s right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or sexual harassment, sexual assault, discrimination, or any other conduct that Employee has reason to believe is unlawful when Employee has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, or as otherwise allowed by the Permitted Disclosures and Actions provision.

Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment.

15.
Breach. Employee acknowledges and agrees that any material breach of this Agreement, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement, Employee shall also be responsible to the Company for all costs, attorneys’ fees, and any and all damages incurred by the Company in (a) enforcing Employee’s obligations under this Agreement or the Confidentiality Agreement, including the bringing of any action to recover the consideration, and (b) defending against a claim or suit brought or pursued by Employee in violation of the terms of this Agreement.
16.
No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
17.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
18.
ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND

ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION,

BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE

ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS ARBITRATION PROVISION SHALL BE CONSTRUED TO LIMIT THE PERMITTED DISCLOSURES AND ACTIONS PROVISION, OR OTHERWISE PROHIBIT ANY CURRENT OR FORMER EMPLOYEE FROM FILING ANY CHARGE OR COMPLAINT OR PARTICIPATING IN ANY INVESTIGATION OR PROCEEDING CONDUCTED BY AN ADMINISTRATIVE AGENCY, INCLUDING BUT NOT LIMITED TO THE EEOC, DOL, OR NLRB.

19.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or the Company’s failure to withhold, or Employee’s delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

20.
Section 409A. The payments and benefits set forth in this Agreement are intended to comply with the “short-term deferral” exception to the requirements of section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 409A”). If it is determined that Section 409A applies to any payment or benefit under this Agreement, such payment or benefit shall be administered in accordance with Section 409A. In no event may Employee, directly or indirectly, designate the calendar year of a payment and if a payment that is subject to execution of this Agreement could be made in more than one taxable year, and such payment is subject to Section 409A, payment will be made in the later taxable year. Employee will be solely responsible for any tax imposed under Section 409A and in no event will the Company have any liability with respect to any tax, interest or other penalty imposed under Section 409A.
21.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

22.
No Representations. Employee represents that Employee has had an opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

23.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

24.
Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

25.
Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this

Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement, Arbitration Agreement, and any applicable equity related agreements.

26.
No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.
27.
Governing Law. This Agreement shall be governed by the laws of the State in which Employee was last regularly employed by the Company, without regard for choice-of-law provisions. Except with respect to the arbitration provision set forth herein, employee consents to personal and exclusive jurisdiction and venue in such state.

28.
Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee by the later of (i) five (5) business days following the Separation Date or

(ii) sixty (60) days after receipt of this Agreement. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

29.
Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
30.
Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:
(A)
Employee has read this Agreement;
(B)
Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;
(C)
Employee understands the terms and consequences of this Agreement and of the releases it contains; and

(D)
Employee is fully aware of the legal and binding effect of this Agreement.

[NOT TO BE SIGNED UNTIL ON OR AFTER THE SEPARATION DATE]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated: 1/1/2025	DAVID HENRY
/s/ David Henry
David Henry, an individual
Dated: 1/2/2025	NETGEAR, Inc.
By /s/ Fiona Spratt
Fiona Spratt
SVP, People